Exhibit 99.2



         Patent Number        Date of Patent              Expiration Date
         -------------        --------------              ---------------
         5,934,762             August 10, 1999            August 10, 2016
         5,758,380             June 2, 1998               June 2, 2015
         Des. 386,315          November 18, 1997          November 18, 2011
         Des. 401,414          November 24, 1998          November 24, 2012
         Des. 401,415          November 24, 1998          November 24, 2012
         Des. 401,416          November 24, 1998          November 24, 2012
         Des. 401,417          November 24, 1998          November 24, 2012
         Des. 401,418          November 24, 1998          November 24, 2012

         Design Registrations have also been granted in Korea and Japan as shown below:

    Japan Intellectual Property Office Issued:
        Letters Design Registration No. 1024644   August 27,1998  August 27,2013

    Korean Industrial Property Office Issued:
        Design Registration No. 207,454        October 17,1997   October 17,2007